Exhibit 22.1

List of Issuers and Guarantor Subsidiaries

As of the date of the filing of the Form 10-Q of which this exhibit is a part, Canadian Pacific Railway Limited, a corporation incorporated under the laws of Canada (the “Registrant”) has guaranteed each of the following securities issued by Canadian Pacific Railway Company, a corporation incorporated under the laws of Canada and a direct, wholly owned subsidiary of the Registrant (the “Issuer”) subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended:

-    The Issuer’s 9.450% debentures due August 2021;
-    The Issuer’s 4.500% notes due January 2022;
-    The Issuer’s 4.450% notes due March 2023;
-    The Issuer’s 2.900% notes due February 2025;
-    The Issuer’s 3.700% notes due February 2026;
-    The Issuer’s 4.000% notes due June 2028;
-    The Issuer’s 2.050% notes due March 2030;
-    The Issuer’s 7.125% notes due October 2031;
-    The Issuer’s 5.750% notes due March 2033;
-    The Issuer’s 4.800% notes due September 2035;
-    The Issuer’s 5.950% notes due May 2037;
-    The Issuer’s 5.750% notes due January 2042;
-    The Issuer’s 4.800% notes due August 2045;
-    The Issuer’s 6.125% notes due September 2115;
-    The Issuer’s Perpetual 4% Consolidated Debenture Stock denominated in U.S. dollars; and
-    The Issuer’s Perpetual 4% Consolidated Debenture Stock denominated in British Pounds Sterling.